Exhibit 99.1

Dear Shift4 Shareholders,

My brief stint in politics was a thrilling experience, and being considered to lead NASA was truly the honor of a lifetime. Even knowing the outcome, I would do it all over again.

I have known Taylor Lauber for over 25 years and have worked closely with him at Shift4 since 2018. Over the last six months, I have watched him exceed expectations and successfully operate the company in preparation for his role as the incoming CEO. Shift4 remains on an incredible trajectory and as a result, I would never deny him the opportunity to replace me as CEO, a position he has rightfully earned.

That said, I have been working since I was a teenager and not planning to stop now. I love this company, the strategy and our team. As the largest shareholder, I am eager to continue contributing where I believe my efforts will have the most impact. Effective today, I will be acting as Executive Chairman, focusing on supporting Taylor particularly on our most substantial projects, as well as capital allocation and M&A, and Taylor Lauber will assume the CEO position. The timing is fortuitous considering tomorrow marks the 5-year anniversary of our IPO. My voting rights will remain as they have since our IPO and all other previously announced structural changes that were contingent upon my departure will not occur.

The stage is well set at Shift4: we are tracking well against guidance and our mid-term outlook, we have a transformational deal with Global Blue nearing close (subject to satisfaction of remaining conditions), and our restaurant, hotel, stadium, and unified payment products are gaining meaningful traction across international markets. I am excited to rejoin the team and support Taylor as we continue to execute the plan and take our winning strategy all over the world.

Best Regards,

Jared Isaacman

Executive Chairman

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this letter are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the consummation of the proposed merger; our ability to integrate Global Blue into our business successfully or realize the anticipated synergies and related benefits of the proposed merger; our future results of operations and financial position, business strategy and plans; objectives for future operations and activities; statements regarding expected growth and international expansion; executive transitions; our outlook for the year ending December 31, 2025 or any other period; and the timing of any of the foregoing. Actual results may differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to the other risks, uncertainties, and other important factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s other filings with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge on the Company’s website at investors.shift4.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Important Additional Information and Where to Find It

This letter is neither an offer to buy nor a solicitation of an offer to sell any securities of Global Blue. Any solicitation and an offer to buy shares of Global Blue is only made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Shift4 has filed with the SEC. In addition, Global Blue has filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Investors will be able to obtain a free copy of these materials and other documents filed by Shift4 and Global Blue with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Shift4 under the “News & Events” section of Shift4’s website at https://investors.shift4.com/news-events.

INVESTORS AND SECURITY HOLDERS OF GLOBAL BLUE AND SHIFT4 ARE URGED TO READ THESE DOCUMENTS , INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF GLOBAL BLUE AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.